UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 21, 2015 (April 16, 2015)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	20-0937461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Gratiot Road, Suite One Saginaw, MI	48609
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01        Changes in Registrant’s Certifying Accountant.

(a)       Prior Independent Registered Public Accounting Firm

On April 16, 2015, HPIL Holding (the “Company”) formally terminated the services of UHY LLP (“UHY”) as the Company’s independent registered public accounting firm.  The dismissal of UHY was approved by the Audit Committee and Board of Directors of the Company.

UHY’s reports on the Company’s financial statements for each of the fiscal years ended December 31, 2014, and December 31, 2013, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports of UHY on the Company’s financial statements for each of the fiscal years ended December 31, 2014, and December 31, 2013, contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

There were no reportable events under Item 304(a)(1)(v) of Regulation S-K during each of the Company’s fiscal years ended December 31, 2014, and December 31, 2013, and the interim period up to the date of the dismissal of UHY, except for the fact that UHY advised the Company of material weaknesses due to the lack of certain controls necessary for the Company to prepare reliable financial statements and disclosures for the years ended December 31, 2014 and 2013.  The Company was not in disagreement with the UHY advisement at the time and members of the board of directors of the Company subsequently discussed the matter with UHY.  Additionally, the Company has authorized UHY to respond fully to the inquiries of the successor accountant concerning the subject matter of the advisement.

Also, during each of the Company’s fiscal years ended December 31, 2014, and December 31, 2013, and the interim period up to the date of the dismissal of UHY, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of UHY, would have caused UHY to make reference to the subject matter of the disagreements in connection with its reports.

The Company provided UHY with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”).  The Company has requested that UHY furnish a letter addressed to the SEC stating whether it agrees with the statements made herein.  A copy of UHY’s letter dated April 21, 2015 is attached as Exhibit 16.1 hereto.

(b)       New Independent Registered Public Accounting Firm

In connection with the dismissal of UHY, as of April 16, 2015, the Company engaged the services of MNP LLP (“MNP”) as the Company’s new independent registered public accounting firm following the approval of the Audit Committee and Board of Directors of the Company.

During the Company’s fiscal years ended December 31, 2014, and December 31, 2013, and the subsequent interim prior to engaging MNP, neither the Company nor anyone on its behalf consulted with MNP with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that MNP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.       Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit            Description

16.1                 Letter from UHY LLP to the Securities and Exchange Commission, dated April 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: April 21, 2015	By: /S/ Nitin Amersey Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary